PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No.8 to the Registration Statement No. 333-31131 on Form N-4 (the "Registration Statement") of (1) our report dated February 1, 2000 relating to the financial statements of Separate Account No. 49 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, and (2) our report dated February 1, 2000 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules dated February 1, 2000 which appears on page F-47 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Custodian and Independent Accountants" in the Statement of Additional Information and "independent accountants" in the Prospectus.




/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP
    New York, New York
    April 25, 2000